UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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SUMMIT HEALTHCARE REIT, INC.

(Name of Registrant as Specified in Its Charter)

_________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Summit Healthcare REIT, Inc.

2 South Pointe Drive, Suite 100

Lake Forest, CA 92630

Proxy Statement and

Notice of Annual Meeting of Stockholders

To Be Held December 10, 2014

Dear Stockholder:

We cordially invite you to attend the 2014 Annual Meeting of Stockholders of Summit Healthcare REIT, Inc., to be held on December 10, 2014, at 10:00 a.m. local time at our corporate offices located at 2 South Pointe Drive, Suite 100 in Lake Forest, CA 92630. Directions to the annual meeting can be obtained by calling (800) 978-8136 or visiting www.summithealthcarereit.com.

We are holding this meeting to:

1.	Elect two directors to hold office for one-year terms expiring in 2015.

The Board of Directors recommends a vote FOR each nominee.

2.	Approve, by a non-binding advisory vote, the compensation paid to our named executive officers.

The Board of Directors recommends a vote FOR the compensation paid to our named executive officers.

3.	Select, by a non-binding advisory vote, the frequency at which the stockholders will be asked to approve, by a non-binding advisory vote, the compensation paid to our named executive officers.

The Board of Directors recommends a vote for a frequency of 3 YEARS as the desired frequency for a stockholder vote on executive compensation.

4.	Attend to such other business as may properly come before the meeting and any adjournment or postponement thereof.

Your Board of Directors has selected October 15, 2014 as the record date for determining stockholders entitled to vote at the annual meeting.

The Proxy Statement and Proxy Card are being mailed to you on or about October 20, 2014. The Annual Report to Stockholders was mailed to you on April 21, 2014.

Whether you plan to attend the meeting and vote in person or not, we urge you to have your vote recorded as early as possible. Stockholders have the following three options for submitting their votes by proxy: (1) via the internet; (2) by telephone; or (3) by mail, using the enclosed proxy card.

Your vote is very important! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 10, 2014:

Our Proxy Statement, form of Proxy Card and 2013 Annual Report to Stockholders are also available at https://www.proxy-direct.com/sum-26098 Thank you for your support of Summit Healthcare REIT, Inc.

Sincerely,

October 15, 2014	Kent Eikanas
Lake Forest, California	President and Chief Operating Officer

SUMMIT HEALTHCARE REIT, INC.

2 South Pointe Drive, Suite 100

Lake Forest, California 92630

PROXY STATEMENT

2014 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD DECEMBER 10, 2014

We are providing these proxy materials in connection with the solicitation by the Board of Directors (the “Board”) of Summit Healthcare REIT, Inc. (“we,” “us,” “Summit” or the “Company”), a Maryland corporation, of proxies for use at the 2014 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on December 10, 2014, at 10:00 a.m. local time at our executive offices, 2 South Pointe Drive, Suite 100, Lake Forest, CA 92630, and at any adjournment or postponement thereof, for the purposes set forth in the Notice of Annual Meeting of Stockholders.

This Proxy Statement, form of proxy and voting instructions are first being mailed or given to stockholders on or about October 20, 2014.

Stockholders Entitled to Vote

Holders of our common stock at the close of business on October 15, 2014 (the “Record Date”) are entitled to receive notice of and to vote their shares at the Annual Meeting. As of the Record Date, there were 23,028, 014 shares of our common stock outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

HOW TO VOTE IF YOU ARE A STOCKHOLDER OF RECORD:

For those stockholders with Internet access, we encourage you to vote via the Internet, since it is quick, convenient and provides a cost savings to the Company. When you vote via the Internet or by telephone prior to the meeting date, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and, therefore, not be counted. For further instructions on voting, see the enclosed proxy card. Internet voting is permitted by Section 2-507(c)(3) of the Maryland General Corporation Law. Alternatively, you may simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided.

Voting by proxy will not limit your right to vote at the Annual Meeting if you decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting.

All proxies that have been properly authorized and not revoked will be voted at the Annual Meeting. If you submit a proxy but do not indicate any voting instructions, the shares represented by that proxy will be voted FOR the election of each of the two nominees named herein, FOR the approval of the compensation of our named executive officers, 3 YEARS as the desired frequency for a stockholder vote on executive compensation and, if any other business properly comes before the stockholders for a vote at the Annual Meeting, your shares will be voted in the discretion of the holders of the proxy.

Your vote is important. You can save the expense of a second mailing by voting promptly.

Required Vote

The presence, in person or by proxy, of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. If a share is represented for any purpose at the Annual Meeting, it is deemed to be present for quorum purposes and for all other purposes as well. A stockholder may withhold his or her vote in the election of directors or abstain with respect to each other item submitted for stockholder approval. Withheld votes and abstentions will be counted as present and entitled to vote for purposes of determining the existence of a quorum. Withheld votes in the election of directors and abstentions in all other items submitted for stockholder approval will not be counted as votes cast.

Election of Directors. A majority of the votes present in person or by proxy at the Annual Meeting is required for the election of the directors. This means that a director nominee needs to receive more votes for his election than against his election in order to be elected to the Board. Because of this majority vote requirement, withheld votes will have the effect of a vote against each nominee for director. As described in more detail below, broker non-votes will also have the effect of a vote against each nominee for director.

Advisory Vote on the Compensation Paid to Our Named Executive Officers. The affirmative vote of a majority of the total votes cast at the Annual Meeting for or against this proposal is required to approve, on an advisory, non-binding basis, of the compensation paid to our named executive officers. Abstentions and broker non-votes are not considered votes cast and will have no effect on the outcome of this matter.

Advisory Vote on the Selection of Frequency for the Advisory Vote on the Compensation Paid to Our Named Executive Officers. The selection of the frequency of the advisory vote on the compensation paid to our named executive officers will be decided by a plurality of the votes cast for the frequency periods available. Abstentions and broker non-votes are not considered votes cast and will have no effect on the outcome of this matter.

Other Matters. Our Board does not presently intend to bring any business before the Annual Meeting other than the proposals identified in the Notice of Annual Meeting of Stockholders and discussed in this Proxy Statement. If other matters are properly presented at the Annual Meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters for you. As of the date of this Proxy Statement, we did not know of any other matters to be raised at the Annual Meeting.

Broker Non-Votes

A broker that holds shares in “street name” generally has the authority to exercise its discretion and vote on routine items when it has not received instructions from the beneficial owner. A broker that holds shares in “street name” does not have the authority to vote on non-routine items when it has not received instructions from the beneficial owner. Votes for the election of directors, the advisory vote on the compensation paid to our named executive officers and the advisory vote on the selection of the frequency of the advisory vote on the compensation paid to our named executive officers are considered non-routine matters; therefore, absent your instructions, a broker that holds your shares in “street name” will not be permitted to vote your shares in the election of any nominee for director, for the advisory vote on the compensation paid to our named executive officers or for the advisory vote on the selection of the frequency of the advisory vote on the compensation paid to our named executive officers. If the broker returns a properly executed proxy, the shares are counted as present for quorum purposes. If a broker returns a properly executed proxy, but crosses out non-routine matters for which you have not given instructions (a so-called “broker non-vote”), the proxy will have the same effect as a vote “AGAINST” the election of each of the two nominees named herein but will have no effect on the advisory vote on the compensation paid to our named executive officers or for the frequency of such advisory vote.

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Revocation of Proxies

You can revoke your proxy at any time before it is voted at the Annual Meeting by:

•	providing written notice of such revocation to our Corporate Secretary;

•	signing and submitting a new proxy card with a later date;

•	authorizing a new proxy by telephone or Internet (only your latest proxy is counted); or

•	voting your shares in person at the Annual Meeting.

Proxy Solicitation

The solicitation of proxies for the Annual Meeting will be made primarily by mail. However, if necessary to ensure satisfactory representation at the Annual Meeting, we may also solicit proxies by telephone or in person. We have engaged Computershare Fund Services to assist with the solicitation of proxies in conjunction with the Annual Meeting. We anticipate that the aggregate fees for these services will be between $30,000 and $35,000. However, the exact cost will depend on the amount and types of services rendered. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the owners of our common stock. Our executive officers and regular employees may also solicit proxies, but they will not be specifically compensated for these services. The costs of the proxy solicitation will be borne by the Company.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board currently consists of two members, Paul Danchik and Daniel Johnson, both of whom have been determined by the Board to be “independent” as that term is defined under our charter, the NASDAQ listing standards and the rules of the U.S. Securities and Exchange Commission (the “SEC”). The Board has proposed the following nominees for election as directors, each to serve for a one year term ending at the 2015 Annual Meeting of Stockholders: Paul Danchik and Daniel Johnson. Each nominee currently serves as a director, and, if re-elected, will continue in office until his successor has been elected and qualified, or until his earlier death, resignation or retirement.

We expect each nominee standing for re-election as a director to be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees, unless the Board chooses to reduce the number of directors serving on the Board.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR”

ALL NOMINEES TO BE ELECTED AS DIRECTORS

The principal occupation and certain other information about the nominees are set forth below.

Daniel Johnson, age 59, serves on the Audit, Independent Directors, Compensation, and Investment committees. Mr. Johnson chairs the Audit and Independent Directors committees. Mr. Johnson’s terms on the Board and the committees noted above expire on the date of the 2014 Annual Meeting. He served until 2008 as the Senior Vice President of Sales for InfoSpan, Inc., a company that he co-founded in 2003 to develop and operate customer interaction centers for U.S. - and Canadian-based corporations. InfoSpan conducts operations in Mexico, Canada and the Indian sub-continent. From 2000 to 2003, Mr. Johnson was the President of Rutilus Software, Inc., a developer of disk-based storage software.  Prior to 2000, Mr. Johnson spent 14 years with Toshiba America where he was Vice President of OEM Sales. In this capacity he was responsible for worldwide sales for products within his Division of Toshiba America.  Mr. Johnson earned a Bachelor of Arts degree from Southern Illinois University. Our Board has determined that Mr. Johnson satisfies the SEC’s requirements of an “audit committee financial expert.”

Mr. Johnson’s 25 years of corporate and entrepreneurial experience in sales, customer service and operations in the United States and abroad provide the Board with valuable insight in the area of capital raising, which is critical to our success. Mr. Johnson is also able to apply knowledge and perspective developed through years of experience with developing, evaluating and executing business plans and strategy in a diverse range of business contexts, from startups to large corporations. Furthermore, Mr. Johnson’s management and entrepreneurial experience are valuable strengths.

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Paul Danchik, age 64, serves on the Audit, Independent Directors, Compensation, and Investment committees. Mr. Danchik chairs the Compensation and Investment committees. Mr. Danchik’s terms on the Board and the committees noted above expire on the date of the 2014 Annual Meeting. Mr. Danchik retired in 2003 as Senior Vice President for Warner Media Services, a division of Time Warner, Inc. Mr. Danchik was a member of the Executive Management Team of Warner Media Services and was responsible for their Consumer Products Division. Mr. Danchik began his career with Ivy Hill Packaging in 1973, which was acquired by Time Warner, Inc. in 1989. From 2005-2009, Mr. Danchik served in various development roles for Acres of Love, a non-profit organization licensed in South Africa that operates homes to rescue and care for vulnerable children living with or affected by HIV/AIDS, and Mr. Danchik currently serves on the Acres of Love Board of Directors. Mr. Danchik earned a Bachelor of Science Degree in Business Administration from the University of La Verne and graduated from the Master’s Program, an executive leadership course. Mr. Danchik also holds a current California State Real Estate license.

Mr. Danchik brings to the Board over 30 years of demonstrated management ability, and he is a well-rounded business executive with financial, legal, sales and operations exposure at senior levels. Mr. Danchik also has extensive board service experience. His service on our Board since 2006 provides him with knowledge and perspective regarding our operations and investments and, recently, he participated in the strategic decision process to reposition the REIT from its’ ownership of Industrial properties and to alternatively acquire Healthcare properties. In addition, he has served on the boards of directors for several non-profit organizations and participated in a number of formal seminars designed to promote effective board governance skills. In the course of his career, Mr. Danchik has cultivated strong communication and consensus building skills, which are assets to our Board.

Board Leadership Structure

Our Board is currently comprised of two members, Messrs. Johnson and Danchik, each of whom is an independent director.

Our Board composition and the corporate governance provisions set forth in our charter ensure strong oversight by independent directors. Each of our Board’s standing committees is currently chaired by, and comprised of, independent directors. Although the Board has not established a policy, one way or the other, on whether the role of the Chairman and Chief Executive Officer should be separated, the Board has determined it would be preferable, at least for some period of time, that the roles of Chairman and Chief Executive Officer be separated. Currently the position of Chief Executive Officer is vacant. As Chairman of the Board, Mr. Johnson is responsible for chairing Board meetings and meetings of stockholders, setting the agendas for Board meetings and providing information to the other directors in advance of meetings and between meetings. We do not currently have a policy requiring the appointment of a lead independent director.

The Role of the Board of Directors in our Risk Oversight Process

Management is responsible for the day-to-day management of risks that the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. The full Board regularly reviews information regarding the Company’s liquidity, credit, operations and regulatory compliance, as well as the risks associated with each. The Audit Committee oversees risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements. The Independent Directors Committee manages risks associated with the independence of the Board. Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks as well as through regular reports directly from officers responsible for oversight of particular risks within the Company.

During 2013, Messrs. Danchik and Johnson recognized the challenges facing our Company and directed an exhaustive review of our Company’s business and prospects, including the evaluation of strategic alternatives. During 2013, the Board determined that selling the underperforming industrial properties, and seeking to replace them with healthcare properties was in the best interests of our stockholders. Throughout 2013, Messrs. Danchik and Johnson met twice each week, evaluating alternatives and monitoring the Company’s progress with respect to this repositioning strategy. They have spent significantly less time meeting during 2014.

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Director Independence

Our charter contains detailed criteria for determining the independence of our directors and requires a majority of the members of our Board to qualify as independent. The Board consults with our legal counsel to ensure that the Board’s independence determinations are consistent with our charter and applicable securities and other laws and regulations. Consistent with these considerations, after reviewing all relevant transactions or relationships between each director, or any of his family members and the Company, our senior management and our independent registered public accounting firm, each member of our Board has been determined to be independent. Furthermore, although our shares are not listed on a national securities exchange, our Board reasonably believes that each member of the Board and, thus, each member of the Board’s Audit Committee, Independent Directors Committee Compensation Committee and Investment Committee are independent under the NASDAQ listing standards.

Nomination of Candidates for Director Positions

We have determined that we are better served by having the full Board review director nominations. Therefore, we have no nominating committee; however, pursuant to our charter, our independent directors are responsible for nominating all replacements for vacancies resulting from the departure of independent directors. The full Board participates in the consideration of all other director nominees. Specifically, the Board identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination. If any member of the Board standing for re-election at an upcoming Annual Meeting of Stockholders does not wish to continue in service, the Board identifies the desired skills and experience of a new nominee.

The Board believes that potential directors should possess sound judgment, an understanding of the business issues affecting us, integrity and the highest personal and professional ethics. In searching for potential nominees, the Board (or the independent directors, if the nomination is for a vacant independent director position) seeks directors who have extensive relevant business, management and civic experience appropriate for assisting the Board to discharge its responsibilities. In the case of both incumbent and new directors, the Board seeks persons who can devote significant time and effort to board and committee responsibilities. In addition, when selecting new nominees for director positions, the Board seeks to develop and maintain a board that, as a whole, is strong in its collective knowledge and has a diversity of skills, background and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, industry knowledge and corporate governance.

The Board will consider recommendations made by stockholders for director nominees who meet the criteria set forth above. In order to be considered for nomination, recommendations made by stockholders must be submitted within the timeframe required to request a proposal to be included in the proxy materials. See “Additional Information – Stockholder Proposals” below.

Meetings of the Board of Directors and Committees

During the fiscal year ended December 31, 2013, the Board, as such, formally met four times and took action by unanimous written consent eight times. During 2013, each of our directors attended all of the meetings of the Board. In addition, each director attended all of the meetings of the committees on which he served during 2013. We encourage our directors to attend our Annual Meetings of Stockholders. All of our directors were present telephonically or in person at our 2013 Annual Meeting of Stockholders. Our entire Board considers all major decisions concerning our business, including any property acquisitions. However, our Board has established committees so that certain functions can be addressed in more depth than may be possible at a full board meeting. The Board has established four standing committees: the Audit Committee, the Independent Directors Committee, the Compensation Committee and the Investment Committee.

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Audit Committee

The Audit Committee selects the independent public accountants that audit our annual financial statements, reviews the plans and results of the audit engagement with the independent public accountants, approves the audit and non-audit services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of our internal accounting controls. The current members of the Audit Committee are Paul Danchik and Daniel Johnson. Daniel Johnson serves as the Chairman of the Audit Committee and satisfies the SEC’s requirements of an “audit committee financial expert.” During the fiscal year ended December 31, 2013, the Audit Committee met six times. The Audit Committee has adopted a charter, which was included as Appendix A to the proxy materials relating to our 2013 Annual Meeting of Stockholders and is also available on our website. As such this charter will no longer be attached our proxy statement.

Independent Directors Committee

In order to reduce or eliminate certain potential conflicts of interest, our independent directors approve all transactions between the Company and its affiliates. See “Certain Transactions with Related Persons” below for a discussion of the transactions considered and approved by our Independent Directors Committee since the beginning of 2013. In general, our independent directors are authorized to retain their own legal and financial advisors at our expense and are empowered to act on any matter permitted under Maryland law. Any conflict-of-interest matters that cannot be delegated to a committee under Maryland law must be acted upon by both the full Board and our independent directors. The current members of the Independent Directors Committee are Daniel Johnson (Chairman) and Paul Danchik. During the fiscal year ended December 31, 2013, the Independent Directors Committee met 95 times.

Compensation Committee

Our Compensation Committee discharges the Board’s responsibilities relating to compensation of our executive officers. The Compensation Committee administers the granting of stock options to the Company’s directors and officers, and sets the terms and conditions of such options in accordance with our Employee and Director Incentive Stock Plan (the “Incentive Stock Plan”), which we describe further below. Our Compensation Committee also has authority to amend the Incentive Stock Plan or create other incentive compensation and equity-based plans. The current members of the Compensation Committee are Paul Danchik (Chairman) and Daniel Johnson. The Compensation Committee met one time during the fiscal year ended December 31, 2013. The Compensation Committee has adopted a charter, which is available on our website.

Investment Committee

Our Investment Committee’s principal responsibility is to review the real estate investments proposed to be made by the Company, including investments in real estate through joint ventures, and to confirm that the real estate investments selected by our management are consistent with the investment limitations set forth in our charter and consistent with our acquisition policies, our primary investment focus, property selection criteria and conditions to closing. Our Investment Committee currently consists of our two independent directors: Paul Danchik (Chairman) and Daniel Johnson. During the fiscal year ended December 31, 2013, the Investment Committee met five times.

Communication with Directors

We have established procedures for stockholders or other interested parties to communicate directly with our Board. Such parties can contact the Board by mail at: Chairperson of the Audit Committee of Summit Healthcare REIT Inc., 2 South Pointe Drive, Suite 100, Lake Forest, CA 92630. The Chairperson of the Audit Committee will receive all communications made by this means.

Code of Business Conduct and Ethics

Our Board has adopted a Code of Business Conduct and Ethics that is applicable to all members of our Board, our executive officers, and our employees. The Code of Business Conduct and Ethics can be accessed through our website: www.summithealthcarereit.com. If, in the future, we amend, modify or waive a provision in the Code of Business Conduct and Ethics, we may, rather than filing a Current Report on Form 8-K, satisfy the disclosure requirement by posting such information on our website.

Executive Officers

Mr. Kent Eikanas is our President and Chief Operating Officer. Mr. Dominic J. Petrucci resigned as our interim Chief Financial Officer and was replaced by Ms. Elizabeth Pagliarini in September 2014.

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Kent Eikanas, age 45, currently serves as our President and Chief Operating Officer. From 2008 to 2012, Mr. Eikanas served as Vice President of Senior Housing for Granite Investment Group (“Granite”), where he closed over $100 million in senior housing real estate refinances, dispositions and acquisitions. In addition, Mr. Eikanas managed over $700 million in senior housing assets. Mr. Eikanas was a key contributor to the launch of a skilled nursing operating company based in Dallas, Texas, while at Granite and helped the operating company grow from 14 facilities to 35 facilities. From 2003 to 2008, Mr. Eikanas was the Vice President of Acquisitions for a private real estate company and closed over $200 million in senior housing real estate. Mr. Eikanas has overseen licensing for skilled nursing facilities, assisted living facilities and memory care facilities in California, Texas, Rhode Island, Oregon and Pennsylvania. From 1999 to 2003, Mr. Eikanas worked in sales and real estate for REMAX. Mr. Eikanas graduated from California State University Sacramento with a Bachelor of Arts Degree in Psychology and a minor in Business Administration.

Elizabeth Pagliarini, age 43, currently serves as our Chief Financial Officer. Since 2008, Ms. Pagliarini has served as a principal at The Elizabeth Group, a company she founded to provide out-sourced chief financial officer services to registered investment advisers and broker-dealers, as well as services relating to securities litigation consulting. From 2005 to 2008, Ms. Pagliarini served as chief financial officer and chief compliance officer of an investment bank. Prior to that, she founded a boutique investment bank and registered broker-dealer, and served as chief executive officer and chairwoman of a Nasdaq-listed investment brokerage subsidiary. Ms. Pagliarini received her B.S. in Business Administration with a concentration in Finance from Valparaiso University where she was honored with their highest academic award, the Presidential Scholarship. She is also a Certified Fraud Examiner (CFE) and has studied law and forensic accounting at UCLA. Ms. Pagliarini proudly serves as Chairwoman of the Board of Directors for Forever Footprints, a non-profit organization that provides support to families that have suffered the loss of a baby during pregnancy or infancy and educates the medical community to improve quality of care and response.

Executive Compensation

Our President and Chief Operating Officer did not receive compensation directly from us for services rendered to the Company during 2013. He was compensated by an affiliate of Cornerstone Realty Advisors, LLC (“CRA”), our former advisor, in part, for his service to us, until our relationship with CRA terminated.

Our two former chief financial officers, Messrs. Collins and Petrucci, however, were compensated directly by our Company for their services to us.

Under the terms of the advisory agreement between CRA and the Company (the “Advisory Agreement”), which was effectively terminated as of April 1, 2014, CRA was responsible for providing our day-to-day management, subject to the authority of our Board. A description of the fees that we paid to CRA and its affiliates is found in Note 13 to our Consolidated Financial Statements, which is included as part of our Form 10-K for the fiscal year ended December 31, 2013. Pursuant to the Advisory Agreement, we reimbursed CRA for expenses incurred on our behalf, such expenses included salary reimbursements for the portion of our President and Chief Operating Officer’s salary allocated to us for his services to us related to our operations. Messrs. Collins and Petrucci separately directly billed us.

Beginning April 1, 2014, our President and Chief Operating Officer is paid an annual salary of $270,000 by us. Our Chief Financial Officer is paid an annual salary of $180,000 by us.

The following table shows the summary compensation reimbursements we have made to CRA or its affiliates for the compensation of our executive officers allocated to us, as well as the compensation of our executive officers paid directly by the Company, for the past three years.

Name and Principal Position	Year	Salary(1)	Bonus	Total

Kent Eikanas (1)	2013	$56,597	$—	$56,597
President and Chief Operating Officer	2012	20,000	—	20,000
	2011	—	—	—

Timothy C. Collins (2)	2013	$134,180	$—	$134,180
Former Chief Financial Officer, Treasurer	2012	80,085	—	80,085
	2011	—	—	—
Dominic J. Petrucci (3)	2013	$20,000		$20,000
Former Interim Chief Financial Officer, Treasurer	2012	—	—	—
	2011	—	—	—

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(1)	Reimbursements for our President and Chief Operating Officer’s salary included a 7% surcharge intended to cover our allocable portion of benefits and payroll expenses and taxes paid by CRA and its affiliates.

(2)	Appointed effective August 1, 2012. Mr. Collins reported directly to the Board. The amounts shown reflect consultation service fees and reimbursements made by us. Mr. Collins resigned October 31, 2013.
(3)	Appointed effective November 1, 2013. Mr. Petrucci reported directly to the Board. The amounts shown reflect consultation service fees made by us. Mr. Petrucci resigned as our interim Chief Financial Officer and was replaced by Ms. Elizabeth Pagliarini in September 2014.

Director Compensation

During the 2013 fiscal year, we paid each of our independent directors’ a quarterly retainer of $2,500 per quarter.

During 2013, Messrs. Danchik and Johnson recognized the challenges facing our Company and directed an exhaustive review of our business and prospects, including the evaluation of strategic alternatives. As a result of this review and evaluation, the Board determined that selling the underperforming industrial properties, and seeking to replace them with healthcare properties was in the best interests of our stockholders. Throughout 2013, Messrs. Danchik and Johnson met twice each week, evaluating alternatives and monitoring the Company’s progress with respect to this repositioning strategy. We anticipate that Messrs. Danchik and Johnson will continue to spend a significant amount of time in the remainder of 2014 evaluating the Company’s progress and monitoring its effectiveness and based on practice to date, they have spent significantly less time meeting during 2014.

In the event that a director is also one of our full time executive officers, we do not pay any compensation for services rendered as a director. The amount and form of compensation payable to our directors for their service to us is determined by the compensation committee of our Board, based in part on their evaluation of third party board compensation information

Name	Fees Earned or Paid in Cash in 2013

Paul Danchik	$131,000
Daniel Johnson	$156,500	(1)

(1) Payment of $12,250 of 2013 fees were deferred to 2014.

During 2013, we paid each of our independent directors a retainer of $2,500 per quarter. In addition, we paid independent directors for attending Board and committee meetings as follows:

•	$3,000 per regular scheduled Board meeting attended in person or by teleconference. We expect to hold four regular Board meetings per year;

•	$750 per special Board meeting attended in person or by teleconference, which will apply to any Board meeting called by our executive officers that is not a regular Board meeting;

•	$1,000 per committee meeting attended;

•	An additional committee chair fee of $500 per meeting for the chair of the Audit Committee; and

•	An additional committee chair fee of $250 per meeting for the respective chairs of the Compensation, Investment and Independent Director Committees.

Effective January 2, 2014, the independent directors modified the compensation as follows:

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•	A $60,000.00 annual retainer, to be pro rata paid twice monthly ($15,000 per director per quarter);

•	A Board meeting fee of $3,000 per meeting for each regularly scheduled Board meeting ($3,000 per director per quarter);

•	Special Board meeting fee of $1,000 per meeting, per director, which will apply to any Board meeting called by an officer of the Company that is not a regular scheduled Board meeting (it is anticipated to be approximately $11,000 per director per quarter for the first three quarters and $5,000 per director for the fourth quarter);

•	Committee fees of $1,000 per committee meeting duly called by an officer of the Company (approximately $1,000 per director per quarter, plus other meetings); and

•	An additional committee chair fee of $500 for the Audit Committee for each duly called meeting ($500 per chair per quarter).

All directors are reimbursed for all reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the Board and committees. Consistent with the Board’s expectations, total director compensation for 2014 will be significantly less than it was for 2013.

Employee and Director Incentive Stock Plan

We have adopted the Incentive Stock Plan which provides for the grant of awards to directors, full-time employees, and other eligible participants that provide services to us. Through March 31, 2014, we had no employees, and we did not grant awards under the Incentive Stock Plan to persons who are not directors. Awards granted under the Incentive Stock Plan may consist of nonqualified stock options, incentive stock options, restricted stock, share appreciation rights, and distribution equivalent rights. The total number of shares of common stock reserved for issuance under the Incentive Stock Plan is equal to 10% of our outstanding shares of stock at any time. Outstanding stock options are immediately exercisable in full on the grant date, expire ten years after their grant date, and had no intrinsic value as of December 31, 2013.

We adopted the Incentive Stock Plan to: (i) provide incentives to individuals who are granted stock awards because of their ability to improve our operations and increase profits; (ii) encourage selected persons to accept or continue employment with us; and (iii) increase the interest of directors in our success through their participation in the growth in value of our stock.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is a current or former executive officer or employee of the Company.

Equity Compensation Plan Information

Our equity compensation plan information as of December 31, 2013 and 2012 is as follows:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance
Equity compensation plans approved by security holders	40,000	$8.00	See footnote	(1)
Equity compensation plans not approved by security holders	—	—	—
Total	40,000	$8.00	See footnote	(1)

(1)	Our Employee and Director Incentive Stock Plan was approved by our security holders and provides that the total number of shares issuable under the plan is a number of shares equal to ten percent (10%) of our outstanding common stock. The maximum number of shares that may be granted under the plan with respect to “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code is 5,000,000. As of December 31, 2013 and 2012, there were approximately 23.0 million shares of our common stock issued and outstanding.

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COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board, which is responsible for discharging the Board’s responsibilities relating to the compensation of our directors and would be expected to act upon matters of executive compensation as necessary has reviewed and discussed the executive compensation disclosure required by Item 402(b) of Regulation S-K with management and, in reliance on these reviews and discussions, the Compensation Committee recommended to the Board, and the Board approved, the inclusion of such disclosure in this Proxy Statement.

October 1, 2014	The Compensation Committee of the Board of Directors
Paul Danchik (Chairman) and Daniel Johnson

OWNERSHIP OF EQUITY SECURITIES

The following table sets forth information as of October 15, 2014, the Record Date, regarding the beneficial ownership of our common stock by each person known by us to own 5% or more of the outstanding shares of common stock, each of our directors, each of our named executive officers, and our directors and executive officers as a group. The percentage of beneficial ownership is calculated based on 23,028, 014 shares of common stock outstanding as of the Record Date.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percentage of Class
Kent Eikanas	None		*
Elizabeth Pagliarini	None		*
Dominic Petrucci	None		*
Timothy C. Collins	None		*
Paul Danchik(2)	20,000	*
Daniel Johnson(2)	20,000	*
All current directors and executive officers as a group (4 persons)	40,000	*

*	Less than 1%.

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities and shares issuable pursuant to options, warrants and similar rights held by the respective person or group that may be exercised within 60 days following October 15, 2014, the Record Date. Except as otherwise indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. None of the securities listed are pledged as security.

(2)	Consists of shares of common stock underlying options that are immediately exercisable.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires each director, officer and individual beneficially owning more than 10% of a registered security of us to file initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) of common stock of us with the SEC. Based solely upon our review of copies of these reports filed with the SEC and written representations furnished to us by our officers and directors, we believe that all of the persons subject to the Section 16(a) reporting requirements filed the required reports on a timely basis with respect to fiscal year 2013, except for a Form 3 for our former interim Chief Financial Officer.

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AUDIT COMMITTEE REPORT

The Audit Committee reviews our financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm regarding the fair and complete presentation of our results. The Audit Committee has discussed significant accounting policies applied by us in our financial statements, as well as alternative treatments. Management of CRA, our former advisor, represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

In addition, the Audit Committee has discussed with the independent registered public accounting firm its independence from us and our management, including the matters in the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the accountant’s communications with the Audit Committee concerning independence. The Audit Committee also has considered whether the independent registered public accounting firm’s provision of non-audit services to us is compatible with its independence. The Audit Committee has concluded that the independent registered public accounting firm is independent from us and our management.

The Audit Committee discussed with our independent registered public accounting firm the overall scope and plans for its audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its examination, the evaluation of our internal controls, and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, for filing with the SEC. The Audit Committee has selected our independent registered public accounting firm. The following directors, who constitute the Audit Committee, provide the foregoing report.

October 1, 2014	The Audit Committee of the Board of Directors
Paul Danchik and Daniel Johnson (Chairman)

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

Independent Registered Public Accounting Firm

BDO USA, LLP (“BDO”) has served as our independent registered public accounting firm since fiscal year 2013 and has audited our financial statements for the year ended December 31, 2013. Our management believes that BDO is knowledgeable about our operations and accounting practices and is well qualified to act as our independent auditor. For fiscal year 2012, Deloitte & Touche, LLP (“Deloitte”) served as our independent registered public accounting firm and has audited our financial statements for the year ended December 31, 2012.

Audit and Non-Audit Fees

The following table lists the fees for services rendered by Deloitte for 2013 and 2012:

Services	2013	2012
Audit Fees(1)	$393,240	$523,000
Tax Fees(2)	61,000	55,000
Total	$454,420	$578,000

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The following table lists the fees for services rendered by BDO for 2013.

Services	2013	2012
Audit Fees(1)	$160,000	$—
Tax Fees(2)	—	—
Total	$160,000	$—

(1)	Audit fees billed in 2013 and 2012 consisted of the audit of our annual financial statements, reviews of our quarterly financial statements, consents, statutory and regulatory audits, financial accounting and reporting consultations and other services related to filings with the SEC.

(2)	Tax services billed in 2013 and 2012 consisted of tax compliance and tax planning and advice.

The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act and the rules and regulations of the SEC which are approved by the Audit Committee prior to the completion of the audit.

CERTAIN TRANSACTIONS WITH RELATED PERSONS

The Independent Directors Committee has reviewed the material transactions between the Company and our affiliates (including CRA, our former advisor) since the beginning of 2013, as well as any such currently proposed transactions. Set forth below is a description of such transactions.

Our Relationships with CRA, our former advisor

•	On March 17, 2014 we delivered written notice to CRA, our advisor, terminating the Advisory Agreement effective May 16, 2014. We attempted to effectuate an orderly transition with CRA. However, on April 1, 2014, CRA and certain of its affiliates filed suit in Orange County (CA) Superior Court containing assertions against the Company, its directors and officers. The filing of this claim effectively accelerated termination of the Advisory Agreement as of April 1, 2014.

•	Cornerstone Industrial Properties, LLC is the sole member of CRA. Cornerstone Ventures, Inc. (“CVI”) is the managing member of Cornerstone Industrial Properties, LLC. Terry G. Roussel, our former Chairman, President and Chief Executive Officer, is the majority shareholder of CVI. The fees that we paid to CRA are summarized below.

•	During the fiscal year ended December 31, 2013 and 2012, CRA earned approximately $0.5 million and $0.6 million respectively in acquisition fees from us and did not incur any acquisition expenses on our behalf.

•	During the year ended December 31, 2013 and 2012, CRA earned approximately $0.8 million and $1.0 million respectively in asset management fees and expenses from us.

•	For the year ended December 31, 2013 and 2012, we reimbursed CRA for approximately $1.5 million and $1.5 million, respectively, for operating expenses allocated to us.

•	For the year ended December 31, 2013 and 2012, property management fees paid to CRA was $0.2 million and $40,000, respectively.

•	For the year ended December 31, 2013 and 2012, leasing fees paid by us to CRA was $1.2 million and $1.4 million, respectively.

•	During the year ended December 31, 2013 and 2012, CRA earned approximately $0.6 million and $48,000, respectively, in property disposition fees from us.

•	During the year ended December 31, 2013, we did not pay any subordinated participation in net sales proceeds, subordinated termination fees due upon termination, or subordinated incentive listing fees to CRA or its affiliates. None of these fees have been earned, nor are we expected to be paid based upon Advisory Agreement termination and investment performance since inception.

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Listing/Liquidation Stage Fees and Expenses

•	Property disposition fees (payable to CRA or its affiliates), if CRA or its affiliates performed substantial services in connection with property sales, equal to an amount up to 3.0% of the price of the properties sold; provided that the total real estate commissions (including any property disposition fee payable to CRA or its affiliates) paid to all persons with respect to any property may not exceed an amount equal to the lesser of (i) 6.0% of the aggregate contract sales price of such property or (ii) the competitive real estate commission for such property.

•	After stockholders had received cumulative distributions equal to $8 per share (less any returns of capital) plus cumulative, non-compounded annual returns on net invested capital, CRA would have been entitled to a subordinated participation in net sales proceeds ranging from a low of 5% of net sales proceeds; provided that investors earned annualized returns of 6%, to a high of 15% of net sales proceeds, if investors earned annualized returns of 10% or more. Based upon investment performance from inception to date and the termination of the Advisory Agreement, no incentive fee of this type has been paid or would be earned by CRA.

•	Upon termination of the Advisory Agreement, CRA would have been entitled to receive the subordinated performance fee due upon termination, payable in the form of a promissory note. This fee ranges from a low of 5% of the amount by which the sum of the appraised value of our assets minus our liabilities on the date the Advisory Agreement is terminated plus total dividends (other than stock dividends) paid prior to termination of the Advisory Agreement exceeds the amount of invested capital plus annualized returns of 6%, to a high of 15% of the amount by which the sum of the appraised value of our assets minus our liabilities plus all prior dividends (other than stock dividends) exceeds the amount of invested capital plus annualized returns of 10% or more. Based upon investment performance from inception to date and the termination of the Advisory Agreement, no incentive fee of this type has been paid or would be earned by CRA.

•	In the event that we list our stock for trading, CRA would have been entitled to receive a subordinated incentive listing fee instead of a subordinated participation in net sales proceeds. This fee ranges from a low of 5% of the amount by which the market value of our common stock plus all prior dividends (other than stock dividends) exceeds the amount of invested capital plus annualized returns of 6%, to a high of 15% of the amount by which the sum of the market value of our stock plus all prior dividends (other than stock dividends) exceeds the amount of invested capital plus annualized returns of 10% or more. Based upon investment performance from inception to date and the termination of the Advisory Agreement, no incentive fee of this type has been paid or would be earned by CRA.

•	During the year ended December 31, 2013, we did not pay any subordinated participation in net sales proceeds, subordinated termination fees due upon termination, or subordinated incentive listing fees to CRA or its affiliates.

Other Transactions involving Affiliates

Sherburne Commons Mortgage Loan.

On December 14, 2009, we made a participating first mortgage loan commitment of $8.0 million to Nantucket Acquisition LLC, a Delaware limited liability company managed by CVI, an affiliate of CRA, in connection with Nantucket Acquisition’s purchase of a 60-unit senior living community known as Sherburne Commons located on the island of Nantucket, MA. The loan matures on January 1, 2015, with no option to extend and bears interest at a fixed rate of 8.0% for the term of the loan. Interest is to be paid monthly with principal due at maturity. In addition, under the terms of the loan, we are entitled to receive additional interest in the form of a 40% participation in the “shared appreciation” of the property, which is calculated based on the net sales proceeds if the property is sold, or the property’s appraised value, less ordinary disposition costs, if the property has not been sold by the time the loan matures. Prepayment of the loan is not permitted without our consent and the loan is not assumable. Leasing activity at Sherburne Commons has been lower than originally anticipated and to preserve cash flow for operating requirements, the borrower suspended interest payments to us beginning in the first quarter of 2012. Consequently, we issued a notice of default to the borrower on June 30, 2011.

14

Healthcare Properties.

On June 11, 2012, we formed Cornerstone Healthcare Partners LLC (“CHP LLC”), a Delaware limited liability company, to hold certain of our healthcare related properties. As of December 31, 2013, we owned 95% of CHP LLC, while Cornerstone Healthcare Real Estate Fund, Inc., an affiliate of CRA, owned 5%. During the second half of 2012, we acquired, through CHP LLC, the five healthcare properties described below.

Portland, Oregon Properties (Sheridan and Fernhill). On August 3, 2012, through CHP LLC, we acquired two skilled nursing facilities located in the Portland, Oregon metropolitan area for a purchase price of $8.6 million. 411 SE Sheridan Road (“Sheridan”), located approximately fifty miles southwest of Portland in Sheridan, Oregon, is a 51-bed intermediate care facility with a current occupancy of approximately 77%. This 13,912 square foot single-story facility was constructed in multiple phases between 1960 and 1970. 5737 NE 37th Avenue (“Fernhill”), located in Portland, Oregon, is a 13,344 square foot, originally constructed to be a 51-bed facility with current occupancy of approximately 80%. This facility was built in 1960 and has obtained approval to expand to 63 beds. The operator of the Sheridan and Fernhill properties has served in such capacity since 2005, has over twenty years of experience operating skilled nursing facilities in the Pacific Northwest and is operating the properties under new long-term, triple-net leases.

Medford, Oregon. On September 14, 2012, through CHP LLC, we acquired Farmington Square Medford, a memory care facility with 52 units and 72 licensed beds in Medford, Oregon (“Medford”), for a purchase price of $8.5 million. The facility, consisting of four separate wood-framed, single-story buildings totaling 32,557 square feet, was constructed in phases between 1990 and 1997 and currently operates at approximately 84% occupancy. The operator of the Medford property has served in that capacity since 1991, has over twenty years of experience operating senior-living facilities in the Pacific Northwest and is operating the facility under a new long-term, triple-net lease.

Galveston, Texas. On September 14, 2012, through CHP LLC, we acquired Friendship Haven Healthcare and Rehabilitation Center, a skilled-nursing facility with 150 licensed beds located in Galveston County, Texas (“Galveston”), for a purchase price of $15.0 million. The facility, a single-story, 56,968 square foot wood-frame building, was constructed in 1997 and currently operates at 70% occupancy. Beginning in January 2014, the tenant / operator of the Galveston facility stopped paying rent payments due to us under the lease agreement. On March 16, 2014, we terminated the lease agreement. Effective May 1, 2014, the Company became the licensed operator of the facility through a wholly-owned taxable REIT subsidiary. Upon becoming the licensed operator of the facility, we entered into a management agreement with an affiliate of Stonegate Senior Living. The Company plans to operate the facility until a long-term lease agreement can be executed with a financially stable tenant / operator. We are seeking to secure a long-term triple net lease with an operator in 2014.

Tigard, Oregon. On December 21, 2012, through CHP LLC, we acquired, through the exercise of an option that was assigned to us by Pacific Gardens Real Estate LLC, the Pacific Health & Rehabilitation skilled-nursing facility (“Pacific”), covering 25,082 square feet and located in Tigard, Oregon for $8.1 million. Pacific, located at 14145 SW 105th Street, Tigard, Oregon has an operational capacity of 78 beds and a current occupancy rate of 75%. Pacific is being leased to the current operator pursuant to a long-term triple-net lease.

Winston Salem, North Carolina. On January 31, 2013, we, through CHP LLC, acquired the Danby House, an assisted living and memory care facility located in Winston-Salem, North Carolina (“Danby House”) for $9.7 million in cash. Danby House, located at 3150 Burke Mill Road, Winston-Salem, North Carolina, covers 26,703 square feet and has an operational capacity of 99 beds and a current occupancy rate of 89%. Danby House is leased to Meridian Senior Living, LLC (“Meridian”), the current operator of the facility, pursuant to a long-term triple-net lease. The initial lease term is ten years with a lessee option to renew for two additional five-year periods

15

Our Policy regarding Transactions with Affiliates

Our charter requires our Independent Directors Committee to review and approve all transactions involving our affiliates and us. For example, during the term of our Advisory Agreement, prior to entering into a transaction with an affiliate that was not covered by our Advisory Agreement, a majority of the Independent Directors Committee must have concluded that the transaction was fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties. Going forward, following the termination of the Advisory Agreement, we will continue to abide by this policy. Furthermore, our Independent Directors Committee must review at least annually our fees and expenses to determine that the expenses incurred are reasonable in light of our investment performance, our net asset value, our net income and the fees and expenses of other comparable unaffiliated REITs.

Our Code of Business Conduct and Ethics sets forth examples of types of transactions with related parties that would create conflicts of interest between the interests of our stockholders and the private interests of the parties involved in such transactions. Our directors and officers are required to take all reasonable action to avoid such conflicts of interest or the appearance of conflicts of interest. If a conflict of interest becomes unavoidable, our directors and officers are required to report the conflict to a designated ethics contact, which, depending on the circumstances of the transaction, would be either our President, Chief Financial Officer, or the Chairman of our Audit Committee. The appropriate ethics contact is then responsible for working with the reporting director or officer to monitor and resolve the conflict of interest in accordance with our Code of Business Conduct and Ethics.

PROPOSAL 2

ADVISORY VOTE ON THE COMPENSATION

OF OUR NAMED EXECUTIVE OFFICERS

We are seeking advisory stockholder approval of the compensation of our named executive officers as disclosed in the section of this Proxy Statement entitled “Executive Compensation.” The proposal to approve the compensation of our named executive officers provides our stockholders with the opportunity to approve or not approve, on an advisory basis, the compensation of our named executive officers.

Although the advisory vote is non-binding, the Independent Directors Committee and our Board will review the results and give consideration to the outcome of the vote in the future.

Approval of the proposal to approve compensation of our named executive officers requires the affirmative vote of the holders of at least a majority of the votes cast thereon. You may vote for or against or abstain on the proposal relating to compensation of our named executive officers. Abstentions and broker non-votes will not have an effect on the proposal relating to compensation of our executive officers. Proxies received will be voted “FOR” the proposal for compensation of our named executive officers unless stockholders designate otherwise. While our Board intends to carefully consider the results of the stockholder vote relating to the proposals on approval of compensation of our executive officers, the final vote will not be binding on us and is advisory in nature.

Presentation of Proposal Regarding Compensation of Our Named Executive Officers

We are presenting the following proposal, which gives you as a stockholder the opportunity to endorse or not endorse our executive compensation program for named executive officers by voting for or against the following resolution:

“—RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL TO APPROVE THE COMPENSATION OF OUR EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT

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PROPOSAL 3

ADVISORY VOTE ON THE SELECTION OF FREQUENCY FOR THE ADVISORY VOTE ON THE
COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS

In addition to the advisory approval of compensation of our executive officers, we are also presenting a proposal on the frequency of the advisory vote on executive compensation. This proposal gives you as a stockholder the opportunity to inform us as to how often you wish us to include a proposal, similar to Proposal 3, in our Proxy Statement. The proxy card gives you four choices for voting on this proposal. You can indicate whether you believe an advisory vote on executive compensation should be conducted every three years, every two years, every one year, or you may abstain from voting. While our Board intends to carefully consider the stockholder vote resulting from the proposal, the final vote will not be binding on us and is advisory in nature. The recommendation for the frequency of the advisory vote will be the period which receives the most votes.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE OF 3 YEARS AS THE PREFERRED
FREQUENCY FOR THE ADVISORY VOTE ON EXECUTIVE COMPENSATION

ADDITIONAL INFORMATION

Stockholder Proposals

Any stockholder proposals for inclusion in our proxy materials for our 2015 Annual Meeting of Stockholders must be received by our Corporate Secretary, Summit Healthcare REIT, Inc. 2 South Pointe Drive, Suite 100, Lake Forest, California 92630 no later than June 22, 2015.

In addition, nominations by stockholders of candidates for director or proposals of other business by stockholders must be submitted in accordance with our Bylaws. Our Bylaws currently provide that, in order for a stockholder to bring any business or nominations before the Annual Meeting of Stockholders, certain conditions set forth in Section 2.12 of our Bylaws, including delivery of notice of such proposal to our Corporate Secretary at the address above no earlier than May 23,, 2015 and no later than June 22, 2015. Our Corporate Secretary will provide a copy of our Bylaws to any stockholder of the Company upon written request and without charge.

We have adopted a process for stockholders to send communications to our Board. A description of the manner in which stockholders can send such communications appears above under “Communication with Directors.”

OTHER MATTERS

We are not aware of any other matter to be presented for action at the Annual Meeting other than those identified in the Notice of Annual Meeting of Stockholders and referred to in this Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS,

Kent Eikanas
President and Chief Operating Officer

17

EVERY STOCKHOLDER’S VOTE IS IMPORTANT

EASY VOTING OPTIONS:

VOTE ON THE INTERNET Log on to: www.proxy-direct.com or scan the QR code Follow the on-screen instructions available 24 hours

VOTE BY PHONE Call 1-800-337-3503 Follow the recorded instructions available 24 hours

VOTE BY MAIL Vote, sign and date this Proxy Card and return in the postage-paid envelope

VOTE IN PERSON Attend Stockholder Meeting 2 South Pointe Drive, Suite 100 Lake Forest, CA on December 10, 2014

Please detach at perforation before mailing.

PROXY	SUMMIT HEALTHCARE REIT, INC.	PROXY

ANNUAL MEETING OF STOCKHOLDERS – DECEMBER 10, 2014

This Proxy Solicited on Behalf of the Board of Directors

The undersigned stockholder of Summit Healthcare REIT, Inc., a Maryland corporation (the “Company”), hereby appoints Elizabeth Pagliarini and Kent Eikanas, and each of them, the proxies of the undersigned with full power of substitution to vote at the Annual Meeting of Stockholders of the Company to be held at 2 South Pointe Drive, Suite 100, Lake Forest, California, on December 10, 2014, at 10:00 a.m. local time, and at any adjournment or adjournments thereof, with all the power which the undersigned would have if personally present, hereby revoking any proxy heretofore given. The undersigned hereby acknowledges receipt of the proxy statement for the meeting and instructs the proxies to vote as directed on the reverse side.

The votes entitled to be cast by the stockholder will be cast as directed by the stockholder. If this proxy is executed but no direction is given, the votes entitled to be cast by the stockholder will be cast “FOR” all nominees listed in Proposal 1, “FOR” the approval of the compensation of our named executive officers in Proposal 2, “3 YEARS” as the desired frequency for a stockholder vote on executive compensation in Proposal 3 and in the discretion of the proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof.

VOTE VIA THE INTERNET: www.proxy-direct.com
VOTE VIA THE TELEPHONE: 1-800-337-3503

Note: PLEASE SIGN EXACTLY AS YOUR NAMES(S) APPEAR(S) ON THIS PROXY CARD. When signing as custodian, attorney, executor, administrator, Director, guardian, etc., please sign your title as such. Joint owners should each sign.

Signature

Signature (if held jointly)

Date	SUM_26098_100614

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED ABOVE.

EVERY STOCKHOLDER’S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the Summit Healthcare REIT, Inc.

Stockholder Meeting to Be Held on December 10, 2014.

The Proxy Statement for this meeting is available at: https://www.proxy-direct.com/sum-26098

PLEASE SIGN, DATE AND RETURN YOUR

PROXY TODAY

Please detach at perforation before mailing.

The Board of Directors recommends a vote “FOR” for all nominees listed in Proposal 1, “FOR” the approval of the compensation of our named executive officers in Proposal 2 and “3 YEARS” as the desired frequency for a stockholder vote on executive compensation in Proposal 3.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS IN THIS EXAMPLE:    █

1.	Election of Directors:		FOR	WITHHOLD	FOR ALL
	Nominees:		ALL	ALL	EXCEPT

	01. Paul Danchik	02. Daniel Johnson	☐	☐	☐

To withhold authority to vote for any individual nominee, mark the “For All Except” box and write that nominee’s name in the space provided below:

		FOR	AGAINST	ABSTAIN
2.	To approve, by a non-binding advisory vote, the compensation paid to the named executive officers.	☐	☐	☐

		1 YEAR	2 YEARS	3 YEARS	ABSTAIN
3.	To recommend, by a non-binding advisory vote, the frequency of voting by the stockholders on the compensation paid to the named executive officers.	☐	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED ON THE REVERSE SIDE.

SUM_26098_100614